EXHIBIT 4.3


                               [front of certificate]

               8  7/8% SERIES                 8  7/8% SERIES B
         CUMULATIVE PREFERRED STOCK     CUMULATIVE PREFERRED STOCK
           LIQUIDATION PREFERENCE         LIQUIDATION PREFERENCE
                 $25 PER SHARE                  $25 PER SHARE

    Number                                                  Shares
    MAB

    Incorporated Under the Laws         This Certificate is transferrable in
    of the State of Tennessee           Birmingham, AL or New York, NY


                                            CUSIP 59522J 30 1
                                           See reverse for certain definitions

             MID-AMERICA APARTMENT COMMUNITIES, INC.


    This certifies that

    is the owner of

    fully paid and non-assessable shares of the 8 7/8% Series B Cumulative Preferred Stock Liquidation Preference $25 per share of

    MID-AMERICA APARTMENT COMMUNITIES, INC. (the "Corporation")

    transferrable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Charter of the Corporation, as amended and restated, and its Bylaws, as amended, to all of which the holder, by acceptance hereof assents. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

             Witness the facsimile seal and the facsimile signature of its duly authorized officers.


    Dated:
                               [Facsimile Signature]
    ATTEST:                    Secretary and Treasurer

                               [Facsimile Signature]
                               Chairman and Chief Executive Officer


    Countersigned and registered:
    AMSOUTH BANK
    Transfer Agent and Registrar

    By:
    Authorized Signature


                      [reverse of certificate]

             MID-AMERICA APARTMENT COMMUNITIES, INC.

         To preserve the qualification of the company as a "real estate investment trust" under the internal revenue code of 1986, as amended, under the company's charter transfer of the shares represented hereby is restricted and may be stopped if a person or group of persons directly or through the operation of certain attribution rules would own in excess of 9.9% of the outstanding stock of the company after the transfer.

         The company may require evidence of a proposed transferee's status and ownership interest before permitting any transfer and may redeem any shares held in violation of the preceding paragraph.
    The company will furnish to any shareholder without charge a full statement of the transfer restrictions upon request made to the secretary of the company at its principal office. The shares represented hereby are subject to all of the provisions of the charter and bylaws of the corporation, each as amended from time to time, to all of which the holder by acceptance hereof assents. The corporation will furnish to any shareholder, upon request and without charge, a full statement of the designations, relative rights, preferences and limitations of the shares of each class authorized to be issued, as well as variations in the rights, preferences and limitations determined for each series of a class, so far as the same has been determined by the Board of Directors under its authority.

         The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws and regulations:

    TEN COMM - as tenants in common   UNIF GIFT MIN ACT _______Custodian_______
    TEN ENT  - as tenants by the entireties             (Cust)          (Minor)
    JT TEN   - as joint tenants with right of           under Uniform Gifts to
                    survivorship and not as             Minors Act ________
                    tenants in common                              (State)

    Additional abbreviations may also be used though not in the above list.

              For Value Received, _______________ hereby sell, assign and transfer unto
             PLEASE INSERT SOCIAL SECURITY OR OTHER
                  IDENTIFYING NUMBER OF ASSIGNEE
    _________________________________________________________________________
      Please print or typewrite name and address including postal zip code of assignee
    _______________________________________________________  shares represented by this Certificate, and do hereby irrevocably constitute and appoint ____________________________________________________
    attorney to transfer the said shares on the books of the Corporation before power of substitution and the premises.

    Date:__________

    NOTICE:  THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME
             AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.

    Signature Guaranteed: ______________________________________________
                      The signatures should be guaranteed by an eligible guarantor institution (Banks,Stockbrokers,Savings and Loan Associations and Credit Unions with members; approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.